  EXHIBIT 99.1

Palatin Announces $10 Million Registered Direct Offering

CRANBURY, NJ – October 31, 2022 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of an aggregate of 1,818,182 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 1,818,182 shares of common stock, at a purchase price of $5.50 per share and accompanying warrant. The warrants will be exercisable commencing six months following the issuance date, will expire five and one-half years following the issuance date and have an exercise price of $5.83 per share.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The closing of the offering is expected to occur on or about November 2, 2022, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $10 million. Palatin intends to use the net proceeds of this offering for general corporate purposes.

The securities described above are being offered by Palatin pursuant to a shelf registration statement on Form S-3 (File No. 333-262555) that was previously filed with the Securities and Exchange Commission (SEC) on February 7, 2022 and subsequently declared effective on September 26, 2022. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, when available, may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements related to the timing and completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds therefrom, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, market and other conditions, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release, except as required by law.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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